Q3 2025 Earnings Presentation 1 Q3 2025 Earnings November 3, 2025

Q3 2025 Earnings Presentation 2 Forward Looking Statements & Non-GAAP Measures FORWARD-LOOKING STATEMENTS Certain statements in this presentation by Freshpet, Inc. (the “Company”) constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations and assumptions. These include statements related to our ability to capture future growth in the category, strategies to address the current consumer environment, drive operational efficiencies, the timing and expected impact of new technology, expectations on capital spending, runway for growth, projected number of lines and capital efficiency plans, updated 2025 guidance, 2027 targets, expectations to be free cash flow positive. Words such as "anticipate", "believe", "could", "estimate", "expect", "guidance", "intend", "may", "might", "outlook", "plan", "predict", "seek", "will", "would" and variations of such word and similar future or conditional expressions are intended to identify forward looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements including difficulties in launching our new technologies, changes in consumer sentiment, failure of our marketing or new distribution to meet expectations, the launch of new competitive products, increases or unavailability of ingredients, difficulties in managing operational efficiencies, and most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this presentation. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. NON-GAAP MEASURES Freshpet uses certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted EBITDA as a % of net sales (adjusted EBITDA Margin), adjusted Gross Profit, adjusted Gross Profit as a % of net sales (adjusted Gross Margin), adjusted SG&A and adjusted SG&A as a % of net sales. These non-GAAP financial measures should be considered as supplements to GAAP reported measures, should not be considered replacements for, or superior to, GAAP measures and may not be comparable to similarly named measures used by other companies. Freshpet defines EBITDA as net income (loss) plus interest expense, income tax expense and depreciation and amortization expense, and adjusted EBITDA as EBITDA plus net income (loss) on equity method investment, non-cash share-based compensation, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an ERP system, and other expenses, including loss on disposal of equipment, and organization changes designed to support long-term growth objectives. Freshpet defines adjusted Gross Profit as gross profit before depreciation expense, and non-cash share-based compensation, and adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, gain (loss) on disposal of equipment, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an ERP system, and organization changes designed to support long term growth objectives. Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. Non-GAAP financial measures are shown as supplemental disclosures in this presentation because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. adjusted EBITDA is also an important component of internal budgeting and setting management compensation. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company’s overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. Certain of these measures represent the Company's guidance for fiscal year 2025. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and impact of certain items, including the timing of and amount of costs of goods sold and selling, general and administrative expenses, that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. The unavailable information could significantly impact our financial results. These items are not within the Company's control and may vary greatly between periods. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile these forecasted non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Q3 2025 Earnings Presentation 3 Freshpet strengthens the bond between people and our pets so that we both live longer, healthier and happier lives while being kind to the planet.

Q3 2025 Earnings Presentation 4 Highlights

Q3 2025 Earnings Presentation 5 “We are quickly adjusting to the new economic reality and remain one of the best performing pet food businesses— with strong financial and operational results and category-leading growth.”

Q3 2025:

Growth across nearly all metrics



FINANCIAL	Q3 2025	YoY Change
Net Sales	**$288.8M**	**+14.0%**
Adjusted Gross Margin*	**46.0%**	-50 bps
Adjusted EBITDA	**$54.6M**	**+$11.1M**
Adjusted EBITDA Margin*	**18.9%**	**+170 bps**
Logistics Costs*	**5.5%**	**-10 bps**
Input Costs*	**29.1%**	**-50 bps**
Quality Costs*	**2.1%**	–
Operating Cash Flow	**$66.8M**	**+$10.7M**

**As a percent of net sales*

RETAIL *Comparisons to prior year period unless otherwise noted*	Q3 2025
Total Household Penetration	**+10%**
Total Buy Rate	**+4%**
MVP Household Penetration	**+15%**
Cubic Feet	**+12%**
Store Count	**+7%**
Total Distribution Points	**+13%**
Ecommerce[1] Share of Sales	**14%**

Source: Internal Data, Numerator for L52W ended 9/28/25

[1] Ecommerce includes Click & Collect, Last Mile Delivery, Pure Play, and DTC

Q3 2025 Earnings Presentation

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Q3 2025 Earnings Presentation 7 Targeted marketing New advertising campaign Affordability / value portfolio Super serve MVPs Millennial/Gen Z expansion Fridge Islands New channels (lifestyle retailer, ecommerce) Ecommerce/DTC Adapting our model to the current environment Expand HH Penetration Increase Velocity Advertising & Innovation Expand Visibility & Availability Drive Efficiencies Build Organization Capability to Increase Effectiveness & Leverage Scale Expand Capacity

Q3 2025 Earnings Presentation 8 Addressing the current consumer environment: Marketing our best food Showcasing the lengths we go to produce the best food New advertising campaigns launched in late August and October complement more social/digital campaigns Targeting MVP’s through social, streaming, and retail media October Launch August Launch

Q3 2025 Earnings Presentation 9 Addressing the current consumer environment: Strong value proposition Entry price point bag (Complete Nutrition) Multipacks/bundles now available in select retailers Sharpened price point on 1 lb chicken roll

Q3 2025 Earnings Presentation 10 Addressing the current consumer environment: Improved accessibility Value-oriented channel expansion (club & mass) • Expanded distribution in club retailer from 125 to 590 stores • Started testing fridge island units in 16 stores Started test in rural lifestyle retailer Expect outsized growth in digital sales including expansion in DTC

Q3 2025 Earnings Presentation 11 Driving operational and capital efficiency • Aim to deliver higher quality product at lower cost through increased yields and throughput • Designed to increase bagged product margins and decrease margin gap between bags and roll products • Unlocks innovation capabilities Testing new production technologies Reducing capital spending • Rightsizing our capital investments due to improved operational performance, new technology and slower growth • Remaining nimble and can increase capital investments if needed • Expect to spend $140m in capex in 2025, and similar in 2026 unless we decide to accelerate new technology or have distribution breakthrough

Vast runway for growth in a large category



~$56B
U.S. pet food category[1]

~$38B
Dog food category[1]

3.9%
Freshpet market share of dog food[1]


95%

Freshpet market share of fresh/frozen in measured channels[2]

1. NIQ Total US Pet Food $ - OmniChannel by Category 52 Weeks Ended 9/27/25
2. NIQ Brick & Mortar Customers (defined as XAOC + Pet) 52 Weeks Ended 9/27/25, Gently Cooked Fresh/Frozen Branded Dog Food

Q3 2025 Earnings Presentation
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Q3 2025 Earnings Presentation 13 8.3 10.1 11.5 13.5 14.8 2021 2022 2023 2024 2025 +17% +10% +14% +23% Continued growth in consumer franchise; added ~1.3m households YoY Source: Numerator Panel data for the 52-week periods ending 10/3/21, 10/2/22, 10/1/23, 9/29/24, 9/28/25 Freshpet Household Penetration Growth (in millions) (52 weeks)

Q3 2025 Earnings Presentation 14 0.9 1.2 1.6 2.0 2.3 $440 $436 $493 $487 $490 $415 $435 $455 $475 $495 $515 $535 0.0 0.5 1.0 1.5 2.0 2.5 2021 2022 2023 2024 2025 Freshpet sales are increasingly concentrated in our heaviest users– now called MVP’s* – and account for 70% of LTM net sales Source: Numerator Panel data for the 52-week periods ending 10/3/21, 10/2/22, 10/1/23, 9/29/24, 9/28/25 *Most Valuable Pet Parents 16%15%14%12%11%% of total Freshpet households that are MVP’s Freshpet Users who are MVP’s (Ultra/Super Heavy Buyers) (in millions) MVP Household Penetration MVP Buy Rate 70% of Freshpet sales

Q3 2025 Earnings Presentation 15 $78 $84 $102 $107 $111 2021 2022 2023 2024 2025 MVP growth is helping to increase buy rate Freshpet Buy Rate (52 weeks) +4% +5% +21% +8% Source: Numerator Panel data for the 52-week periods ending 10/3/21, 10/2/22, 10/1/23, 9/29/24, 9/28/25

Q3 2025 Earnings Presentation 16 10,826 13,387 15,015 16,609 18,004 19,499 21,570 22,716 23,631 25,281 26,777 28,141 29,745 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Q3 2025 Expanding depth and breadth: 24% of all stores have multiple fridges Source: Internal data for the period ending 9/30/25; *U.S. and Canada Fridges Freshpet Store Count Number of Fridges per Store* Second/Third Fridges 24% One Fridge 76% YTD +1,604

Capacity Update

Facility	# Lines Today	# Lines Projected
Bethlehem Kitchen	6	7
Kitchen South	4	7
Ennis Kitchen	5	10+
Total	**15**	**24+**

- Ennis continues to be the most profitable Freshpet Kitchen and accounts for 38% of sales volume
- New production technology line for bagged product to be commissioned later this quarter in Bethlehem
  - Plan to retrofit existing bag lines starting Spring 2026 with “lite” version
- Reduced capital requirements to support growth plans
  - We have $1.5 billion of installed capacity today that is not fully staffed freshpet
SELECT
fresh from the kitchen
HOME COOKED CHICKEN RECIPE
WITH ANTIOXIDANT-RICH CRANBERRIES & GARDEN VEGETABLES

Source: Internal Data

Q3 2025 Earnings Presentation
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Q3 2025 Earnings Presentation 18 Capital Efficiency Framework MORE OUT OF EXISTING LINES MORE OUT OF EXISTING SITES DEVELOP & IMPLEMENT NEW TECHNOLOGIES

Q3 2025 Earnings Presentation 19 Q3 2025 Results

Q3 2025 Earnings Presentation 20 Q3 net sales primarily driven by volume $253.4 $288.8 Q3 2024 Q3 2025 14.0% Q3 2025 Net Sales ($m) Q3 2025 Net Sales Bridge Source: Internal Data 13% 1% 14% Volume Price/Mix Net Sales Growth

Q3 2025 Earnings Presentation 21 Consumption growth across all channels Source: NIQ consumption data, latest 13 weeks thru 9/27/25 and internal sales data Q3 2025 Consumption Growth ($) Consumption Growth Trends (volume in pounds) 10% 10% 8% 2% Total US Pet Retail Plus XAOC Food Pet Specialty 26% 21% 15% 12% 9% Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 UNMEASURED CHANNEL ADDED ~2 PTS OF GROWTH

Q3 2025 Earnings Presentation 22 Q3 2025 delivered strong Adjusted EBITDA improvement despite less volume growth Q3 2025 Adj. Gross Margin % of net sales Q3 2025 Adj. EBITDA ($m) % of net sales 46.5% 46.0% Q3 2024 Q3 2025 $43.5 $54.6 Q3 2024 Q3 2025 17.2% 18.9% Net Income (Loss) $11.9m $101.7m Source: Internal Data Gross Margin (GAAP) 39.5%40.4%

Q3 2025 Earnings Presentation 23 29.6% 5.6% 2.1% 29.1% 5.5% 2.1% Input Costs Logistics Quality 60 basis point improvement across key focus areas in Q3 2025 Key Margin Improvement Targets & Progress Q3 2024 Q3 2025 Source: Internal Data -10 bps YoY no change-50 bps YoY

Q3 2025 Earnings Presentation 24 Guidance

FY 2025 Guidance

	Previous	Updated
Net Sales Growth YoY	13 – 16%	~13%
Adjusted EBITDA	$190M – $210M	$190 - $195M
Capital Expenditures	~$175M	~$140M

Additional considerations:

- **Net Sales:** Expect to be at the low end of the previous range
- **Adjusted Gross Margin:** Now expect to be flat for the year
- **Advertising Investment:** Expect media as a percent of sales to be greater than 2024
- **Cash:** Expect to end the year with ~$265M of cash and be free cash flow positive



Q3 2025 Earnings Presentation

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Q2 2025 EARNINGS PRESENTATION26 2027 Targets Expand HH Penetration Increase Velocity Advertising & Innovation Expand Visibility & Availability Drive Efficiencies Build Organization Capability to Increase Effectiveness & Leverage Scale Expand Capacity 22% Adjusted EBITDA Margin Target 48% Adjusted Gross Margin Target Q3 2025 Earnings Presentation 26

Q2 2025 EARNINGS PRESENTATION27 Capital Spending, Cash Flow & Liquidity

Q3 2025 Earnings Presentation 28 Now expect to be free cash flow positive in 2025 Capital Spending: • YTD Q3 2025 spend of $95.1 million • Estimated 2025 spending of ~$140 million; 2026 estimated to be in-line with 2025 unless we decide to accelerate new technology or we have sizable retail expansion with new fridge islands Cash flow: • Generated $105.5 million of operating cash flow YTD Q3 2025, a YoY increase of $1.6 million driven by higher net sales, partially offset by one-time items and increase in variable incentive comp payments in the first quarter of 2025 • Now expect to be free cash flow positive in 2025, a year earlier than originally anticipated Liquidity: • $274.6 million of cash-on-hand as of 9/30/25 and expect to end 2025 with ~$265 million in cash Operating Cash Flow ($m) $103.9 $105.5 YTD Q3 2024 YTD Q3 2025 Source: Internal Data

Q3 2025 Earnings Presentation 29 Appendix

Q3 2025 Earnings Presentation 30 Freshpet, Inc. and Subsidiaries Reconciliation between Gross Profit and Adjusted Gross Profit Source: Internal Data For the Nine Months Ended September 30, For the Three Months Ended September 30, 2024202520242025 (Dollars in thousands) $ 284,357$ 326,170$ 102,247$ 114,192Gross profit 35,69846,02413,19717,115Depreciation expense 6,4514,6171,6101,503Non-cash share-based compensation 69228763932Loss on disposal of manufacturing equipment $ 327,198$ 377,098$ 117,693$ 132,842Adjusted Gross Profit 45.9%46.2%46.5%46.0%Adjusted Gross Profit as a % of Net Sales

Q3 2025 Earnings Presentation 31 Freshpet, Inc. and Subsidiaries Reconciliation between Net Income (loss) and Adjusted EBITDA Source: Internal Data (a) Includes true-ups to share-based compensation expense. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed. (b) Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel. (c) Represents the net settlement charges for all claims related to the litigation with Phillips. (d) Represents termination costs due to a business change in our international go-to-market strategy. For the Nine Months Ended September 30, For the Three Months Ended September 30, 2024202520242025 (Dollars in thousands) $ 28,803$ 105,322$ 11,895$ 101,663Net income 51,66564,66318,70923,650Depreciation and amortization (424)3,803(40)1,194Interest expense, net of interest income 162(77,926)54(77,958)Income tax (benefit) expense 80,20695,86230,61848,549EBITDA 37,86220,25612,1085,219Non-cash share-based compensation (a) 1,054773768126Loss on disposal of property, plant and equipment —10,680——Distributor transition costs (b) —5,703—716Legal obligation (c) —1,273——International business charges (d) (9,918)———Gain on equity investment $ 109,204$ 134,547$ 43,494$ 54,610Adjusted EBITDA 15.3%16.5%17.2%18.9%Adjusted EBITDA as a % of Net Sales

Convertible Share Dilution Calculations at Maturity

- We have run share dilution calculations to compare outcomes for the 2028 convertible notes
  - Freshpet has structured the convertible with Flexible Settlement, so we have the option to settle the convertible in shares, cash, or a combination at its option
  - We have run convertible dilution calculations once using the most dilutive physical settlement method (i.e. Freshpet delivers all underlying shares upon conversion if the convertible is in-the-money) and again using net share settlement method (i.e. Freshpet delivers the $402.5mm principal amount in cash and any remaining in-the-money amount in shares under Treasury Stock method)

	Physical Settlement (mm shares) (1,2)		Net Share Settlement (mm shares)	
Stock Price at Maturity	Convert	Convert + Capped Call	Convert	Convert + Capped Call
$100.00	5.8	4.0	1.8	0.0
$110.00	5.8	3.7	2.1	0.0
$120.00	5.8	3.4	2.4	0.0
$130.00	5.8	3.5	2.7	0.4
$140.00	5.8	3.7	2.9	0.8
$150.00	5.8	3.8	3.1	1.1
$160.00	5.8	4.0	3.3	1.4
$170.00	5.8	4.1	3.4	1.7
$180.00	5.8	4.2	3.5	1.9
$190.00	5.8	4.2	3.7	2.1
$200.00	5.8	4.3	3.8	2.3

Source: Internal Data

Note: Based on Freshpet's $402.5mm convertible offering, a $54.65 stock price at issue, a 27.5% conversion premium, and an up 120% capped call.

(1) If the convertible is in-the-money, Freshpet can deliver full underlying shares at its option since it has chosen a Flexible Settlement Structure.

(2) At stock prices below the conversion price, the convertible is redeemed for cash without any equity dilution.

Q3 2025 Earnings Presentation

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Q3 2025 Earnings Presentation 33 Thank you